                                                  Exhibit 3.1


                   THE JONES FINANCIAL COMPANIES, L.L.L.P.




                                  FIFTEENTH

                            AMENDED AND RESTATED

                           AGREEMENT OF REGISTERED

                    LIMITED LIABILITY LIMITED PARTNERSHIP




                          Dated as of May 14, 2004



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                              TABLE OF CONTENTS

ARTICLE ONE DEFINED TERMS....................................................3

ARTICLE TWO CONTINUATION, NAME AND OFFICE, PURPOSES, TERM AND
         DISSOLUTION, REGISTERED AGENT, PARTNER LIST.........................8
         2.1      Continuation...............................................8
         2.2      Name, Place of Business and Office.........................8
         2.3      Purposes...................................................8
         2.4      Term and Dissolution.......................................8
         2.5      Registered Office and Agent................................8
         2.6      Amendment to Certificate of Limited Partnership............9

ARTICLE THREE PARTNERS AND CAPITAL...........................................9
         3.1      General Partners...........................................9
         3.2      Admission of Additional General Partners...................9
         3.3      Limiteds and Contained Payments to Limited Partners........9
         3.4      Admission of Limiteds.....................................10
         3.5      Partnership Capital.......................................10
         3.6      Liability of Limiteds.....................................10
         3.7      Participation in Partnership Business by Limiteds.........10
         3.8      Priority Among Limiteds...................................11

ARTICLE FOUR RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNERS..............11
         4.1      Authorized Acts; Management and Control...................11
         4.2      Restrictions on Authority of the Managing Partner and
                  Executive Committee.......................................12
         4.3      Removal or Dismissal of Certain Partners..................12
         4.4      Executive Committee.......................................13
         4.5      Guaranteed Draw; Time and Effort; Independent Activities..14
         4.6      Duties and Obligations of the Managing Partner............15
         4.7      Liability for Acts and Omissions; Indemnification.........16
         4.8      Dealing with an Affiliate.................................16
         4.9      General Partners' Responsibility..........................16
         4.10     Responsibilities of Partnership Leaders...................16

ARTICLE FIVE MEETINGS AND VOTING OF PARTNERS................................17
         5.1      Meetings of General Partners; Voting at Such Meetings.....17
         5.2      Percentage of Voting Power for Partnership Decisions......17
         5.3      Robert's Rules to Govern..................................17
         5.4      Consent of General Partners in Lieu of a Meeting..........17

ARTICLE SIX EVENT OF WITHDRAWAL OF A PARTNER AND CONVERSION OF CLASS II
         SUBORDINATED LIMITED PARTNER CAPITAL TO CLASS I SUBORDINATED
         LIMITED PARTNER CAPITAL............................................18
         6.1      Voluntary Event of Withdrawal.............................18
         6.2      Withdrawal Upon Request...................................18
         6.3      Return of Capital and Purchase of Interest................18
         6.4      Death of a Limited........................................20
         6.5      Death or Disability of a General Partner..................20
         6.6      General Partner Interest - 56th Birthday..................21
         6.7      Restriction on Capital Contribution Return................22


                                     i


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         6.8      Liability of a Withdrawn General Partner..................22
         6.9      Effect of Event of Withdrawal.............................23
         6.10     Conversion from Class II to Class I Subordinated
                  Limited Partner...........................................23

ARTICLE SEVEN TRANSFERABILITY OF PARTNER INTERESTS..........................23
         7.1      Restrictions on Transfer..................................23
         7.2      Substituted Limited Partners..............................24

ARTICLE EIGHT DISTRIBUTIONS AND ALLOCATIONS; LIABILITY OF GENERAL PARTNERS..24
         8.1      Distribution of Net Income................................24
         8.2      Distributions Upon Dissolution............................26
         8.3      Distribution of Frozen Appreciation Amount................27
         8.4      Sale of Assets to Third Party.............................27
         8.5      Other Sales or Dispositions to Third Party................28
         8.6      Allocation of Profits and Losses for Tax Purposes.........28
         8.7      Liability of General Partners.............................30

ARTICLE NINE BOOKS, RECORDS AND REPORTS, ACCOUNTING, TAX ELECTIONS, ETC.....30
         9.1      Books, Records and Reports................................30
         9.2      Bank Accounts.............................................31
         9.3      Depreciation and Elections................................31
         9.4      Fiscal Year...............................................31

ARTICLE TEN MEDIATION/ARBITRATION...........................................31
         10.1     Mediation/Arbitration.....................................31
         10.2     Forum Selection...........................................33
         10.3     Statute of Limitations....................................34
         10.4     Other Agreements..........................................34

ARTICLE ELEVEN GENERAL PROVISIONS...........................................34
         11.1     Appointment of Attorneys-in-Fact..........................34
         11.2     Word Meanings.............................................35
         11.3     Binding Provisions........................................35
         11.4     Applicable Law............................................35
         11.5     Counterparts..............................................35
         11.6     Entire Agreement..........................................35
         11.7     Separability of Provisions................................35
         11.8     Representations...........................................36
         11.9     Section Titles............................................36
         11.10    Partition.................................................36
         11.11    No Third Party Beneficiaries..............................36
         11.12    Amendments................................................36
         11.13    Revocable Trusts..........................................36


                                     ii


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                   THE JONES FINANCIAL COMPANIES, L.L.L.P.
        (a Missouri Registered Limited Liability Limited Partnership)

                                  FIFTEENTH
                            AMENDED AND RESTATED
                           AGREEMENT OF REGISTERED
                    LIMITED LIABILITY LIMITED PARTNERSHIP

                  THIS FIFTEENTH AMENDED AND RESTATED AGREEMENT OF REGISTERED LIMITED LIABILITY LIMITED PARTNERSHIP of The Jones Financial Companies, L.L.L.P. entered into as of this 14th day of May, 2004, by and among Douglas E. Hill as General Partner, and Douglas E. Hill as the Attorney-In-Fact for all of the other General Partners, all of the Limited Partners, all of the Class I Subordinated Limited Partners (none at the date of this Agreement) and all of the Class II Subordinated Limited Partners (formerly referred to as the "Subordinated Limited Partners").

                            W I T N E S S E T H:

                  WHEREAS, the Partnership was formed as a limited partnership under the Missouri Revised Uniform Limited Partnership Act pursuant to an Agreement and Certificate of Limited Partnership dated June 5, 1987;

                  WHEREAS, the Partnership filed on July 15, 1987 its Amended and Restated Agreement and Certificate of Limited Partnership dated July 15, 1987 (the "Restated Agreement");

                  WHEREAS, the Partnership filed on August 28, 1987, November 16, 1987, August 5, 1988, August 29, 1988, January 31, 1989, March 21, 1989 and August 10, 1989 its Amendments No. 1, 2, 3, 4, 5, 6 and 7 respectively, to its Restated Agreement;

                  WHEREAS, the Partnership filed on June 22, 1989 its Partner List as of May 31, 1989;

                  WHEREAS, the Restated Agreement as amended is hereinafter referred to as the "First Restated Agreement";

                  WHEREAS, the First Restated Agreement was amended and restated in its entirety pursuant to a Second Amended and Restated Agreement and Certificate of Limited Partnership dated as of January 31, 1990 (the "Second Restated Agreement");

                  WHEREAS, the Missouri Revised Uniform Limited Partnership Act was amended in August of 1990 and no longer requires certain information in certificates of limited partnership (filed with the Secretary of State) and now requires corresponding amendments to be made to agreements of limited partnership;

                  WHEREAS, the Partnership desired that the aforesaid Second Restated Agreement become two separate documents, namely a Third Amended and Restated Agreement of Limited Partnership (the "Third Restated Agreement") and a separate restated Certificate of Limited Partnership;


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                  WHEREAS, the Second Restated Agreement was amended and
restated in its entirety pursuant to said Third Restated Agreement dated as of January 31, 1991;

                  WHEREAS, the Third Restated Agreement was amended and restated in its entirety pursuant to the Fourth Amended and Restated Agreement of Limited Partnership (the "Fourth Restated Agreement") dated as of January 1, 1993;

                  WHEREAS, the Fourth Restated Agreement was amended and restated in its entirety pursuant to the Fifth Amended and Restated Agreement of Limited Partnership (the "Fifth Restated Agreement") dated as of May 24, 1993;

                  WHEREAS, the Fifth Restated Agreement was amended and restated in its entirety pursuant to the Sixth Amended and Restated Agreement of Limited Partnership (the "Sixth Restated Agreement") dated as of October 1, 1993;

                  WHEREAS, the Sixth Restated Agreement was amended and restated in its entirety pursuant to the Seventh Amended and Restated Agreement of Limited Partnership (the "Seventh Restated Agreement") dated as of August 31, 1996;

                  WHEREAS, the Seventh Restated Agreement was amended and restated in its entirety to register the Partnership as a registered limited liability partnership pursuant to the Eighth Amended and Restated Agreement of Limited Partnership (the "Eighth Restated Agreement") dated as of November 1, 1996;

                  WHEREAS, the Partnership filed as of February 26, 1998 an Amendment to the Certificate of Limited Partnership changing the Partnership's name from The Jones Financial Companies, L.P., LLP to The Jones Financial Companies, L.L.L.P.;

                  WHEREAS, the Eighth Restated Agreement was amended and restated in its entirety pursuant to the Ninth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the "Ninth Restated Agreement") dated as of April 1, 1998; and

                  WHEREAS, the Ninth Restated Agreement was amended and restated in its entirety pursuant to the Tenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the "Tenth Restated Agreement") dated as of February 25, 1999; and

                  WHEREAS, the Tenth Restated Agreement was amended and restated in its entirety pursuant to the Eleventh Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the "Eleventh Restated Agreement") dated as of May 23, 2000; and

                  WHEREAS, the Eleventh Restated Agreement was amended and restated in its entirety pursuant to the Twelfth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the "Twelfth Restated Agreement") dated as of June 15, 2001; and

                  WHEREAS, the Twelfth Restated Agreement was amended and restated in its entirety pursuant to the Thirteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the "Thirteenth Restated Agreement") dated as of February 11, 2003; and

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                  WHEREAS, the Thirteenth Restated Agreement was amended and restated in its entirety pursuant to the Fourteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership (the "Fourteenth Restated Agreement") dated as of January 1, 2004; and

                  WHEREAS, WHEREAS, the parties now desire to amend and restate said Fourteenth Restated Agreement in its entirety pursuant to this Fifteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership.

                  NOW, THEREFORE, pursuant to the terms, covenants and conditions set forth herein and the mutual promises contained herein, the parties hereto agree as follows:

                                 ARTICLE ONE
                                DEFINED TERMS
                                -------------

                  The defined terms used in this Agreement shall have the meanings specified below:

                  "Affiliate" of a specified person (the "Specified Person")
                   ---------
means any Person (a) who directly or indirectly controls, is controlled by, or is under common control with the Specified Person; (b) who owns or controls ten percent (10%) or more of the Specified Person's outstanding voting securities or equity interests; (c) in whom such Specified Person owns or controls ten percent (10%) or more of the outstanding voting securities or equity interests; (d) who is a director, partner, manager, executive officer or trustee of the Specified Person; (e) in whom the Specified Person is a director, partner, manager, executive officer or trustee; or (f) who has any relationship with the Specified Person by blood, marriage or adoption, not more remote than first cousin.

                  "Agreement" means this Fifteenth Amended and Restated
                   ---------
Agreement of Registered Limited Liability Limited Partnership, as amended from time to time.

                  "Capital Account" means an account established by the
                   ---------------
Partnership and maintained for each Partner, for federal income tax purposes, which account shall be credited with:

                  (i)      the amount of the Partner's Capital Contributions;
         and

                  (ii) the amount of Partnership income (including income exempt from federal income tax) and gain (or items thereof) allocated to the Partner pursuant to Article Eight hereof;

and which shall be debited by:

                  (iii) the amount of Partnership losses and deductions (or items thereof) allocated to the Partner pursuant to Article Eight hereof;

                  (iv) the amount of Partnership expenditures described in Treasury Regulations Section 1.704-1(b)(2)(iv)(i) allocable to the Partner in the same proportion as that in which the Partner bears the economic burden of those expenditures; and

                  (v) the amount of all distributions to the Partner pursuant to Article Eight hereof.

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                  In addition, the Capital Account of each Partner shall be
adjusted as necessary to comply with Treasury Regulations Section 1.704-1(b)(2)(iv). In the event the Managing Partner shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto are completed in order to comply with such regulations, the Managing Partner may amend this Agreement to reflect such modification, provided that it is not likely to have a material effect on the amounts distributable to the Partners pursuant to Article Eight upon dissolution of the Partnership.

                  If any Partner would otherwise have a negative balance in his Capital Account, the amount of any such negative balance shall be reduced (but not in excess of such negative balance) by the amount of such Partner's share of Partnership Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-1(b)(4)(iv)(f)) after taking into account all increases and decreases to such Partnership Minimum Gain during the taxable year.

                  In the event that the Partnership is deemed to be terminated for federal income tax purposes due to the sale or exchange of fifty percent (50%) or more of the Partnership interests within a twelve
(12) month period, appropriate adjustment shall be made to the Capital Accounts to reflect such termination as required by the Internal Revenue Code and applicable Treasury Regulations.

                  In the event that interests in the Partnership are sold, exchanged or otherwise transferred, and the transfer is recognized under Article Six or Article Seven hereof, or by operation of law, the Capital Account of the transferee will equal the Capital Account of the transferor immediately before the transfer. However, if such a sale or exchange, either alone or in combination with other sales or exchanges within a twelve-month period results in a transfer of fifty percent (50%) or more of the Partnership interests causing a termination of the Partnership for federal income tax purposes, the adjustment required by the immediately preceding paragraph shall be made.

                  "Capital Contribution" means the total amount of cash or
                   --------------------
property contributed as equity to the Partnership by each Partner pursuant to the terms of this Agreement. The Capital Contributions of the Partners have been previously set forth on exhibits to this Agreement. From the date hereof, the Capital Contributions of the Partners shall be reflected in the books and records of the Partnership.

                  "Certificate of Limited Partnership" means the document,
                   ----------------------------------
as amended or restated from time to time, filed as a certificate of limited partnership under the Missouri Limited Partnership Act.

                  "Class I Subordinated Limited Partners" means those
                   -------------------------------------
persons whose names are set forth in the books and records of the Partnership as Class I Subordinated Limited Partners, and any other person who becomes a Class I Subordinated Limited Partner of the Partnership as provided herein.

                  "Class II Subordinated Limited Partners" means those
                   --------------------------------------
persons whose names are set forth in the books and records of the Partnership as Class II Subordinated Limited Partners, and any other person who becomes a Class II Subordinated Limited Partner of the Partnership as provided herein.

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                  "Dispute" shall have the meaning set forth in Section 10.1A.
                   -------

                  "EDJ" shall have the meaning set forth in Section 2.3.
                   ---

                  "Event of Withdrawal" means, as to a General Partner, the
                   -------------------
occurrence of death, adjudication of mental incompetence, bankruptcy, dissolution, or voluntary or involuntary withdrawal or removal from the Partnership or any other event of withdrawal set forth in the Missouri Limited Partnership Act.

                  "Frozen Appreciation Amount" means each General Partner's
                   --------------------------
share of the unrealized appreciation of certain real estate (the "Real Estate") owned by EDJ Leasing Co. on the date such General Partner contributes his general partnership interest in EDJ Leasing Co. to the Partnership plus such General Partner's share of the unrealized appreciation of all stock exchange seats (the "Exchange Seats") owned by or for the benefit of Edward D. Jones & Co., L.P. on the date such General Partner contributes his general partnership interest in Edward D. Jones & Co., L.P. to the Partnership. The Frozen Appreciation Amount shall be maintained in the books and the records of the Partnership. The Real Estate currently consists of the land and improvements located at 201 Progress Parkway, 141 Progress Parkway, 158 Progress Parkway, 115 Progress Parkway, 135 Progress Parkway, 9 American Industrial Dr. and 20 American Industrial Dr., all in St. Louis County, Missouri. The Exchange Seats consists of one (1) seat on the New York Stock Exchange, and one (1) seat on the Chicago Stock Exchange or any such seats on successor exchanges. Each year, as of December 31, if in the opinion of the Managing Partner there has been a material diminution in the value of the Real Estate, the Partnership shall appraise (to the extent not previously sold) the Real Estate and the shares of unrealized appreciation shall be appropriately and proportionately adjusted for each General Partner on the books of the Partnership. On each Valuation Date, if needed for the purpose of making a calculation for purposes of this Agreement, the Partnership shall appraise (to the extent not previously sold) the Exchange Seats and the shares of unrealized appreciation shall be appropriately and proportionately adjusted for each General Partner on the books of the Partnership. The unrealized appreciation per each separate tract of Real Estate and per each separate Exchange Seat as set forth on the books of the Partnership may never exceed the amount used in making the original calculation even if a given appraised value later exceeds such amount. When, as and if a given tract of Real Estate or Exchange Seat is sold, the unrealized appreciation then attributable to such tract of Real Estate or Exchange Seat shall no longer be included in the calculation of the Frozen Appreciation Amount on the books of the Partnership.

                  "General Partners" means those persons whose names are set
                   ----------------
forth in the books and records of the Partnership as being General Partners, and any other Person who becomes a successor or additional General Partner of the Partnership as provided herein.

                  "General Partner's Adjusted Capital Contribution" means
                   -----------------------------------------------
the Capital Contribution of the General Partner plus all Net Income thereafter allocated to the account of the General Partner minus (a) all Net Loss thereafter allocated to the account of the General Partner, and (b) any cash or property thereafter distributed to (or for the benefit of) the General Partner. Payments of salaries, bonuses or expenses to a General Partner by the Partnership shall not affect such General Partner's Adjusted Capital Contribution.

                  "General Partner Interest" means a General Partner's
                   ------------------------
entire ownership interest in the Partnership.

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                  "General Partner Percentage" means a percentage determined
                   --------------------------
by dividing a General Partner's Adjusted Capital Contribution by the Adjusted Capital Contributions of all of the General Partners.

                  "Grantors" shall have the meaning set forth in Section 11.13.
                   --------

                  "Internal Revenue Code" means the Internal Revenue Code of
                   ---------------------
1986, as amended from time to time.

                  "Limited Partner Withdrawal Notice" shall have the meaning
                   ---------------------------------
set forth in Section 6.1B.

                  "Limited Partners" means those persons whose names are set
                   ----------------
forth in the books and records of the Partnership as being Limited Partners, and any other person who becomes a Limited Partner of the Partnership as provided herein.

                  "Limiteds" means those persons whose names are set forth
                   --------
in the books and records of the Partnership as being the Limited Partners, Class I Subordinated Limited Partners and the Class II Subordinated Limited Partners, and any other person who becomes a Limited of the Partnership as provided herein.

                  "Mandatory Withdrawal Notice" shall have the meaning set
                   ---------------------------
forth in Section 6.2.

                  "Missouri Limited Partnership Act" means the Missouri
                   --------------------------------
Revised Uniform Limited Partnership Act, as amended from time to time.

                  "Missouri Partnership Act" means the Missouri Uniform
                   ------------------------
Partnership Law, as amended from time to time.

                  "NASD" shall have the meaning set forth in Section 10.1E.
                   ----

                  "Net Income or Net Loss" means, with respect to any fiscal
                   ----------------------
period, the net income or the net loss of the Partnership, determined in accordance with generally accepted accounting principles modified to exclude the application of Statement of Financial Accounting Standards No. 150; provided, however, there shall be excluded from such net income or net loss (after deduction of the guaranteed payments required by Section 3.3B hereof and the bonus compensation provided for in Section 4.1B(v) hereof) any unrealized gains or losses on securities or rights or options to acquire securities held by the Partnership (or by any entity whose financial statements are consolidated with the financial statements of the Partnership) as (a) a hedge against fixed rate borrowings or (b) as long term passive investments (usually minority interests) (in the case of both
(a) and (b), as opposed to other securities held by the Partnership [or by any entity whose financial statements are consolidated with the financial statements of the Partnership] as inventory for resale in the ordinary course of business).

                  "Notice" means a writing, containing the information
                   ------
required by this Agreement to be communicated to a party, delivered personally or sent by U.S. mail, postage prepaid, to such party at the last known address of such party as shown on the records of the Partnership, the date of personal delivery or the date of mailing thereof being deemed the date of receipt thereof.

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                  "Partner" means any General Partner or Limited.
                   -------

                  "Partnership" means the limited partnership (originally
                   -----------
formed as a limited partnership which is now registered as a registered limited liability limited partnership) continued by this Agreement by the parties hereto, as said limited partnership may from time to time be constituted.

                  "Partnership Minimum Gain" means, for Partnership tax
                   ------------------------
purposes, as set forth in Treasury Regulations Section 1.704-1(b)(4)(iv)(c), the amount of gain, if any, that would be realized by the Partnership if it were to sell or dispose of (in a taxable transaction) property subject to a non-recourse liability of the Partnership, in full satisfaction of such liability.

                  "Party" shall have the meaning set forth in Section 10.1A.
                   -----

                  "Person" means a natural person, partnership, limited
                   ------
partnership (domestic or foreign), limited liability partnership, limited liability limited partnership, limited liability company, trust, estate, association or corporation.

                  "Premium" shall have the meaning set forth in Section 8.4D.
                   -------

                  "Price" shall have the meaning set forth in Section 6.3A.
                   -----

                  "Proceeds of Liquidation" shall have the meaning set forth
                   -----------------------
in Section 8.2A.

                  "Profits and Losses For Tax Purposes" means, for
                   -----------------------------------
Partnership accounting and tax purposes, the various items set forth in
Section 702(a) of the Internal Revenue Code and all applicable regulations or any successor law, and shall include, but not be limited to, each item of income, gain, deduction, loss, preference or credit.

                  "Reduced Amount" shall have the meaning set forth in
                   --------------
Section 8.1A(iii).

                  "Requested Withdrawal Amount" shall have the meaning set
                   ---------------------------
forth in Section 6.3G.

                  "Retiring Interest" shall have the meaning set forth in
                   -----------------
Section 6.6.

                  "Sale" shall have the meaning set forth in Section 8.4A.
                   ----

                  "Treasury Rate" shall have the meaning set forth in
                   -------------
Section 8.1A(ii).

                  "Trusts" shall have the meaning set forth in Section 11.13.
                   ------

                  "Withdrawal Notice" shall have the meaning set forth in
                   -----------------
Section 6.3G.

                  "Valuation Date" means as of the last Friday of each month
                   --------------
except for the month of December in which case it means as of the last day of the month.

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                                ARTICLE TWO
                  CONTINUATION, NAME AND OFFICE, PURPOSES,
                  ----------------------------------------
                            TERM AND DISSOLUTION,
                            ---------------------
                       REGISTERED AGENT, PARTNER LIST
                       ------------------------------

                  2.1      Continuation.
                           ------------

                  The parties hereto hereby continue the Partnership as a registered limited liability limited partnership pursuant to the provisions of the Missouri Limited Partnership Act and the Missouri Partnership Act.

                  2.2      Name, Place of Business and Office.
                           ----------------------------------

                  The Partnership shall be conducted under the name of "The Jones Financial Companies, L.L.L.P.". The principal office and place of business shall be 12555 Manchester Road, Des Peres, Missouri 63131. The General Partners may at any time change the location of such principal office. Notice of any such change shall be given to the Partners on or before the date of any such change.

                  2.3      Purposes.
                           --------

                  The purposes of the Partnership shall be to act as a limited partner in Edward D. Jones & Co., L.P., ("EDJ") to act as a general partner, limited partner, guarantor, stockholder or holding partnership for any other limited partnership, general partnership, limited liability partnership, limited liability limited partnership, limited liability company, corporation or other entity and to engage in such other activities as may be approved by the General Partners.

                  2.4      Term and Dissolution.
                           --------------------

                  A. The Partnership shall continue in full force and effect until December 31, 2199, or until dissolution prior thereto upon the happening of any of the following events:

                  (i)      The sale of all of the assets of the Partnership;

                  (ii) An Event of Withdrawal of a General Partner if no General Partner remains; or

                  (iii) The dissolution of the Partnership by the General Partners.

                  B. Upon dissolution of the Partnership, the General Partners shall cause the cancellation of the Partnership's Certificate of Limited Partnership, liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 8.2 hereof.

                  2.5      Registered Office and Agent.
                           ---------------------------

                  The name and address of the Registered Agent and Registered Office for service of process on the Partnership are as set forth in the Certificate of Limited Partnership.

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                  2.6      Amendment to Certificate of Limited Partnership.
                           -----------------------------------------------

                  The Certificate of Limited Partnership shall be amended within thirty days of the admission or withdrawal of a General Partner.

                               ARTICLE THREE
                            PARTNERS AND CAPITAL
                            --------------------

                  3.1      General Partners.
                           ----------------

                  A. The name, last known mailing address and current Capital Contribution of each General Partner are reflected in the books and records of the Partnership.

                  B. Any General Partner, in addition to being a General Partner, may also become a Limited by complying with the provisions of
Section 3.4 hereof. In such event, said General Partner shall have all the rights and powers and be subject to all the restrictions of a General
Partner, except that, in respect to his Capital Contribution as a Limited, he shall have the rights against the other Partners which he would have had if he were not also a General Partner.

                  C. From time to time, the Managing Partner may allow one or more General Partners to increase their Capital Contributions. Such increased Capital Contributions shall be made in such amount and manner and at such time as determined by the Managing Partner and the General Partner's Percentages shall be appropriately adjusted and transferred. All such changes shall be reflected in the books and records of the Partnership.

                  3.2      Admission of Additional General Partners.
                           ----------------------------------------

                  A. The Managing Partner may at any time designate additional General Partners with such interest in the Partnership as the Managing Partner and such additional General Partners may agree upon. The additional General Partner shall make his Capital Contribution to the Partnership in such manner and at such time as determined by the Managing Partner and the General Partner Percentages shall be appropriately adjusted and transferred. All such changes shall be reflected in the books and records of the Partnership. The Managing Partner may admit additional General Partners to the Partnership at any time without the consent of any current General Partner or Limited.

                  B. Each additional General Partner shall agree, as a condition to becoming an additional General Partner, to be bound by the terms and provisions of this Agreement and any other agreement (including cash subordination agreements) as deemed appropriate by the Managing Partner.

                  3.3      Limiteds and Contained Payments to Limited Partners.
                           ---------------------------------------------------

                  A. There shall be three classes of Limiteds, namely, Limited Partners, Class I Subordinated Limited Partners and Class II Subordinated Limited Partners. The name, last known mailing address and current Capital Contribution of each Limited Partner, Class I Subordinated Limited Partner and Class II Subordinated Limited Partner are reflected in the books and records of the Partnership.

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                  B.       Each Limited Partner shall be paid 7-1/2 % per annum,
on the principal amount of his Capital Contribution. Such payments shall be made yearly or more frequently, as determined by the Managing Partner. All such payments shall be treated as guaranteed payments.

                  3.4      Admission of Limiteds.
                           ---------------------

                  A. The Managing Partner is authorized to admit to the Partnership Limiteds who may be admitted as Limited Partners, Class I Subordinated Limited Partners or as Class II Subordinated Limited Partners, at the discretion of the Managing Partner.

                  B. The Capital Contributions of the Limiteds shall be made in such manner and at such time as determined by the Managing Partner. All such changes shall be reflected in the books and records of the Partnership.

                  C. Each Limited shall agree, as a condition to becoming a Limited, to be bound by the terms and provisions of this Agreement and any other agreements (including cash subordination agreements) as deemed appropriate by the Managing Partner.

                  3.5      Partnership Capital.
                           -------------------

                  A. The total capital of the Partnership shall be the aggregate amount of the Capital Contributions of the Partners as provided for herein.

                  B. Except as provided herein, or as otherwise determined by the Managing Partner, no Partner shall be paid interest on any Capital Contribution to the Partnership.

                  C. Except as otherwise provided herein, prior to dissolution of the Partnership, no Partner shall have the right to demand the return of his Capital Contribution. No Partner shall have the right to demand and receive property other than cash in return for his Capital Contribution.

                  D. The General Partners shall have no personal liability for the repayment of the Capital Contribution of any Limited.

                  3.6      Liability of Limiteds.
                           ---------------------

                  A Limited shall only be liable to make the payment of his Capital Contribution. Except as provided in the Missouri Limited Partnership Act, no Limited shall be liable for any obligations of the Partnership. After his Capital Contributions shall be paid to the Partnership, no Limited shall be required to make any further Capital Contribution or lend any funds to the Partnership, except as otherwise expressly provided in this Agreement.

                  3.7      Participation in Partnership Business by Limiteds.
                           -------------------------------------------------

                  No Limited (except one who may also be a General Partner, and then only in his capacity as a General Partner) shall participate in or have any control over the Partnership business (except as required by law) or shall have any authority or right to act for or bind the partnership. The Limiteds hereby consent to the exercise by the Managing Partner and the General Partners of the powers conferred on them by this Agreement.

                  3.8      Priority Among Limiteds.
                           -----------------------

                  Priorities as between classes of Limiteds as to distributions are set forth in Article Eight hereof.

                                ARTICLE FOUR
              RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNERS
              -------------------------------------------------

                  4.1      Authorized Acts; Management and Control.
                           ---------------------------------------

                  A. Subject to the other provisions set forth below, the General Partners have the exclusive right to manage the business of the Partnership and are hereby authorized to take any action (including, but not limited to, the acts authorized by Section 4.1C below) of any kind and to do anything and everything in accordance with the provisions of this Agreement.

                  B. Douglas E. Hill is hereby designated by the General Partners as the Managing Partner of the Partnership. As the Managing Partner he shall serve as Chairman of the Executive Committee. As Managing Partner, he shall have the absolute right (subject to Section 4.4C hereof) to manage the business of the Partnership on behalf of the General Partners and is hereby authorized to take on behalf of the Partnership and the General Partners any action (including, but not limited to, the acts authorized by Section 4.1C below) of any kind and to do anything and everything in accordance with the provisions of this Agreement. The Managing Partner shall have all the rights, powers and duties usually vested in the managing partner of a partnership including the administration of this Partnership's business and the determination of its business policies and he shall control the management and conduct of all of the business transacted by the Partnership. In particular, but not in limitation of the foregoing, the Managing Partner for, in the name and on behalf of, the Partnership and the General Partners is hereby specifically authorized (i) to admit to the Partnership any General Partner or Limited; (ii) to dismiss (in accordance with Section 6.2 hereof) from the Partnership any General Partner or Limited; (iii) to determine the General Partner's Adjusted Capital Contribution (and the related General Partner Percentage) that each General Partner (including the Managing Partner) shall be entitled to maintain; (iv) to determine the guaranteed draw (described in Section 4.5A hereof) to be paid to each General Partner (which guaranteed draw shall be set forth on a list to be maintained in the Managing Partner's office which list shall be available for inspection by the General Partners); (v) to determine the amount, if any, of bonus compensation (in addition to the funds provided for in Section 8.1A(iv) to be paid to one or more Partners to assist such Partner(s) in maintaining or making initial or additional Capital Contributions to the Partnership, provided, however, such aggregate bonus compensation in any calendar year shall not exceed $1,500,000; (vi) to determine the amount, if any, of the Capital Contribution that each General Partner or Limited shall be entitled to maintain; (vii) to determine all amounts, if any, to be distributed to the Limiteds pursuant to Section 8.5 hereof; (viii) to convey title to any assets of the Partnership; and (ix) to execute all documents (including, but not limited to, any loan documents or guarantees) on behalf of the Partnership and (x) to sign on behalf of the Partnership and each of its Partners, all documents and forms required by
(A) any domestic or foreign jurisdiction where the Partnership is engaged in business so as to qualify as a registered limited liability limited partnership or comparable entity and (B) any governmental agency requiring the Partnership to appoint a registered agent and/or office for service of process in such jurisdictions.

                  C. The General Partners for, in the name and on behalf of, the Partnership are hereby authorized to take any and all actions, and to engage in any kind of activity and to perform and carry out all functions of any kind necessary to, or in connection with, the business of the Partnership (including but not limited to): (i) executing any instruments on behalf of the Partnership; (ii) acquiring or selling assets of the Partnership; (iii) entering into loans, guarantees in connection with the business of the Partnership; (iv) acting as a partner or shareholder of, or adviser to, any other organization; (v) contributing capital, as a limited partner or as a general partner, or purchasing other securities in or otherwise investing in EDJ or any other limited partnership, general partnership, corporation or other entity and taking all actions required as a partner, shareholder or investor in any such entity.

                  D. The special authority granted herein to the Managing Partner shall not be construed to restrict the authority of any General
Partner to act as the agent of the Partnership and to execute instruments in the Partnership name for the purpose of carrying on the ordinary business of the Partnership.

                  E. The Managing Partner may delegate to any General Partner the authority from time to time to execute documents or otherwise exercise the authority of the Managing Partner, but such authority shall not include the authority to increase the capital or change the business policies of the Partnership unless such authority is expressly and specifically granted in writing to such General Partner.

                  F. Whenever authority is herein conferred upon the Managing Partner or the General Partners, any person, other than a General Partner, dealing with the Partnership may rely conclusively upon the authority and signature of the Managing Partner or any one other General Partner to exercise such authority without determining that such Managing Partner or such General Partner is acting with the approval of the other General Partners. In addition, third parties dealing with the Partnership may rely upon the certification of the Managing Partner or any other General Partner as to the continued existence of the Partnership, the identity of its current Partners and the authority of any Partner to execute any document.

                  4.2      Restrictions on Authority of the Managing Partner
                           -------------------------------------------------
and Executive Committee.
-----------------------

                  In the event that a meeting of General Partners is called by the General Partners in accordance with Section 5.1 hereof to vote upon the removal of the Managing Partner or an Executive Committee member, neither the Managing Partner nor the Executive Committee shall from the time of notice of such meeting until after adjournment thereof: (i) change the General Partner Percentage of any General Partner or (ii) admit or dismiss any General Partner as a Partner.

                  4.3      Removal or Dismissal of Certain Partners.
                           ----------------------------------------

                  The Managing Partner may be removed from such office and any General Partner may be dismissed as a General Partner (in accordance with Section 6.2 hereof) by a vote of General Partners holding a majority of the General Partner Percentages in the Partnership.

                  4.4      Executive Committee.
                           -------------------

                  A. An Executive Committee is hereby created consisting of the Managing Partner and five (5) to nine (9) additional General Partners, the number thereof to be determined from time to time by the Managing
Partner. There shall be maintained in the office of the General Counsel of the Partnership a list, certified by the Managing Partner as being true and correct, of the General Partners, who in addition to the Managing Partner, constitute the current Executive Committee of the Partnership. Among the purposes of the Executive Committee is to provide counsel and advice to the Managing Partner in discharging his functions.

                  B. Each member of the Executive Committee shall have one vote.

                  C. Upon the majority vote of the Executive Committee, the Executive Committee may override any determination made by the Managing Partner as to (i) the General Partner's Adjusted Capital Contribution (and the related General Partner Percentage) that each General Partner (including the Managing Partner) shall be entitled to maintain, (ii) the admission of a new General Partner and (iii) the dismissal of a General Partner.

                  D. Upon the majority vote of the Executive Committee, the Managing Partner may be removed from his office as the Managing Partner.

                  E. At any time during which there is no Managing Partner the Executive Committee shall succeed to all of the powers and duties of the Managing Partner.

                  F. Upon the majority vote of the Executive Committee, a new Managing Partner shall be elected whenever the office of the Managing Partner is vacant. Such vote shall be taken within two (2) weeks after such office becomes vacant.

                  G. If the Executive Committee believes that the office of the Managing Partner may become vacant, for any reason whatsoever, including, but not limited, to retirement or resignation of the current Managing Partner, then the Executive Committee may establish procedures (as it shall determine appropriate, in its sole discretion) to review potential candidates and then to choose from such candidates the person to be the new Managing Partner when the office of the Managing Partner becomes vacant.

                  H. The Managing Partner shall have the right to appoint and dismiss any member of the Executive Committee; provided however that the Managing Partner shall not have the right to dismiss any member of the Executive Committee or increase or decrease the number of General Partners on the Executive Committee from the time Notice is given of a meeting of the Executive Committee until the adjournment thereof if the purpose of such meeting is to vote upon one or more of the matters set forth in Sections
4.4C or 4.4D hereof.

                  I. By a vote of the General Partners holding a majority of the General Partner Percentages in the Partnership, the General Partners may remove any Executive Committee member from his position as an Executive Committee member and elect in his place a new Executive Committee member.

                  J. If the General Partners remove any Executive Committee member from his position as an Executive Committee member, the Managing Partner may not appoint such removed Executive Committee member to the Executive Committee for a period of six (6) months thereafter. Any Executive Committee member elected to the Executive Committee by a vote of the General Partners may not be dismissed as an Executive Committee member by the Managing Partner.

                  K.       A meeting of the Executive Committee shall be held
(i) at any time on call of the Managing Partner after one (1) day's Notice has been delivered to the Executive Committee members or (ii) on at least ten (10) day's Notice in advance to the Executive Committee members, jointly signed by any two (2) Executive Committee members, specifying the date, place, hour and purpose of the meeting.

                  4.5      Guaranteed Draw; Time and Effort; Independent
                           ---------------------------------------------
Activities.
----------

                  A. Each General Partner shall receive a guaranteed draw for his services as determined by the Managing Partner in his sole discretion. Such guaranteed draw shall be treated by the Partnership as a guaranteed payment. Such guaranteed draw shall be reduced by any net commissions earned by any such General Partner (and paid to such General Partner by EDJ) who is principally engaged in the sale of securities to the public. If any such General Partner who is principally engaged in the sale of securities to the public at EDJ incurs any reasonable expenses through usual and ordinary means of generating the sales upon which such General Partner is entitled to receive commissions from EDJ, then such General
Partner must personally and individually pay, without reimbursement from the Partnership or from EDJ, such expense but such General Partner shall be entitled to deduct such expenses on his personal income tax return, all as permitted by the Internal Revenue Code.

                  B. Each General Partner shall devote his entire time, energy, skill and ability to the duties of operating the Partnership and the entities it owns. General Partners shall not engage in outside business activities without the prior written consent of the Managing Partner. Each General Partner agrees not to use the name or property of the Partnership or any entity it owns for his own private business, nor for any purpose whatsoever except those that may be incidental to the conduct and management of the Partnership, nor shall any General Partner use the name of the Partnership or any entity it owns for the use or accommodation of any other person. No General Partner shall incur any obligation in the name of the Partnership or transfer Partnership property except in connection with Partnership business.

                  C. Each General Partner agrees that he will not, without the written consent of the Managing Partner (i) become a guarantor or surety for any person, firm or corporation; (ii) in the name of the Partnership or any entity it owns or in his own name buy or sell stocks, securities or commodities on margin, either for the account of the Partnership or for his own account; or (iii) pledge or hypothecate any of the property of the Partnership or any entity it owns for any purpose whatsoever.

                  D. Each General Partner shall submit, upon request by the Managing Partner, a copy of any of his current personal income tax returns (for any time period during which such Partner was a Partner of the Partnership) for inspection by independent accountants selected by the Managing Partner. In addition, each General Partner agrees, if requested by the Managing Partner, to have such General Partner's income tax returns prepared by an entity (which could be the

Partnership itself or independent accountants) selected by such General Partner and acceptable to the Managing Partner.

                  E. Each Partner is expected, and it is regarded as such Partner's duty, to supplement expenses reimbursable to such Partner by the Partnership by additional expenditures of such Partner's personal funds in the furtherance of the Partnership's business which expenditures such Partner shall be entitled to deduct on his personal income tax return, all as permitted by the Internal Revenue Code. In this connection, as deemed appropriate under the circumstances, such additional expenditures have included in the past and shall include in the future, but shall not be limited to (a) subscribing to professional and business journals, (b) maintaining active memberships in professional associations and other associations, luncheon clubs and other clubs where the Partner will have an opportunity to further the development of, and to maintain the Partnership's relationship with, its customers, (c) providing space, facilities and communication equipment and related telephone lines or high speed Internet connections in the Partner's home in order that the Partner may work on the Partnership's business while at home, (d) purchasing necessary supplies, books, furniture, computers, fax machines, cell phones, other wireless communication devices and other items, (e) providing for transportation to customers' offices, (f) entertaining customers and prospective customers and
(g) continuing the Partner's business related education, including attendance at seminars and obtaining advanced educational degrees.

                  F. In the event any Partner becomes a party in any lawsuit, arbitration or other similar proceeding, such Partner agrees to notify promptly the Managing Partner of such event.

                  4.6      Duties and Obligations of the Managing Partner.
                           ----------------------------------------------

                  A. The Managing Partner shall prepare (or cause to be prepared) and file such amendments to this Agreement or any certificate of limited partnership or any certificate of limited liability partnership as are required by law or as he deems necessary to cause this Agreement or any certificate of limited partnership or any certificate of limited liability partnership to reflect accurately the agreement of the Partners, the identity of the Limiteds or the General Partners and the amounts of their respective Capital Contributions.

                  B. The Managing Partner shall prepare (or cause to be prepared) and file such tax returns and other documents, as are required by law or as he deems necessary, for the operation of the Partnership. In addition, in his discretion, the Managing Partner may prepare (or cause to be prepared) and file composite tax returns in various states for all electing non-resident partners (otherwise not required to file a state income tax return in such state) of those states and cause to be paid out of their draw accounts (or any other of their funds being held by the Partnership) the amount of tax attributable to each such non-resident partner and/or to withhold from distributions of profits, if necessary, all such tax amounts for current and former partners of the Partnership and if reimbursement for such taxes to the Partnership is needed from a former Partner, then each Partner hereby agrees that he will if he is then a former Partner reimburse the Partnership for such tax expense and/or if the Partnership currently then holds any funds belonging to such former Partner, then such tax expense may be offset against such funds being held by the Partnership.

                  4.7      Liability for Acts and Omissions; Indemnification.
                           -------------------------------------------------

                  Neither the Managing Partner nor any General Partner shall be liable, responsible or accountable in damages or otherwise to any of the Partners for, and the Partnership shall indemnify and save harmless the Managing Partner and any General Partner from any loss or damage incurred by reason of, any act or omission performed or omitted by him in good faith on behalf of the Partnership and in a manner reasonably believed by him to be within the scope of the authority granted to him by this Agreement and in the best interests of the Partnership, provided that the Managing Partner or the General Partner shall not have been guilty of gross negligence or gross misconduct with respect to such acts or omissions and, further, provided that the satisfaction of any indemnification and any saving harmless shall be paid out of and limited to Partnership assets and no Partner shall have any personal liability on account thereof.

                  4.8      Dealing with an Affiliate.
                           -------------------------

                  The Managing Partner may for, in the name of and on behalf of, the Partnership enter into such agreements, contracts or the like with any Affiliate of any General Partner or with any General Partner, in an independent capacity, as distinguished from his capacity (if any) as a Partner, to undertake and carry out the business of the Partnership as if such Affiliate or General Partner were an independent contractor; and the Managing Partner may obligate the Partnership to pay reasonable compensation for and on account of any such services.

                  4.9      General Partners' Responsibility.
                           --------------------------------

                  Each General Partner shall be responsible and accountable to the Partnership's customers and clients for the rendering of such General Partner's services. No other General Partner, regardless of title or position with the Partnership shall (a) be responsible, liable or accountable to the Partnership's customers and clients for any other Partner's rendering of services to the Partnership's customers or clients or
(b) have the right or obligation of direct supervision and control (except as otherwise mandated by the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and comparable state securities laws) of another Partner while such other Partner is rendering services on behalf of the Partnership.

                  4.10     Responsibilities of Partnership Leaders.
                           ---------------------------------------

                  The Partnership's officers and committees, including, but not limited to, the Managing Partner, any member of the Executive Committee (or any other member of any other committee of the Partnership), any chairperson, any departmental manager, and any other departmental or Partnership leader (regardless of title), and the Executive Committee (taken as a whole), shall not have, solely by reason of being such an officer or committee or acting (or omitting to act) in such capacity, (a) any responsibility, liability or accountability for any Partner's rendering of services to the Partnership's customers and clients or (b) the right or obligation of direct supervision and control of a Partner while such Partner is rendering services on behalf of the Partnership.

                                ARTICLE FIVE
                       MEETINGS AND VOTING OF PARTNERS
                       -------------------------------

                  5.1      Meetings of General Partners; Voting at Such
                           --------------------------------------------
Meetings.
--------

                  A. A meeting of General Partners shall be held (i) on the call of the Managing Partner after five (5) days Notice thereof has been delivered to the General Partners, or (ii) on at least 10 days Notice in advance to the General Partners, jointly signed by any five (5) General Partners, specifying the date, place, hour and purposes of the meeting.

                  B. Except as otherwise expressly provided, at any meeting of the General Partners, each General Partner shall have voting power equal to his General Partner Percentage at the time of the meeting. A quorum for any purpose at any meeting of the General Partners shall exist if General Partners then holding more than 50% of the voting power of all General Partners are present or voting by proxy. Any General Partner may vote on any matter if not present in person, by general or specific written proxy given to another General Partner. No proxy shall be valid after two
(2) months from the date of its execution. General Partners may participate in any meeting by means of conference telephone or similar communications equipment whereby all persons participating in such meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.

                  C. Unless otherwise permitted by the Managing Partner, the only matters to be voted upon by the General Partners at any meeting of the General Partners shall be those matters set forth in Sections 4.3 and
4.4 hereof.

                  5.2      Percentage of Voting Power for Partnership Decisions.
                           ----------------------------------------------------

                  A. Except as otherwise specifically provided in this Agreement, the affirmative vote of more than 50% of the voting power of all General Partners shall determine all issues at any meeting of the General Partners.

                  B. Any percentage of voting power of the General Partners required by this Agreement shall relate to the percentage of the total voting power of all General Partners entitled to vote on the issue and not to a percentage of the voting power of the General Partners present at a meeting.

                  5.3      Robert's Rules to Govern.
                           ------------------------

                  Except as otherwise specifically provided in this Agreement, all matters of parliamentary procedure at meetings of the General Partners shall be governed by Robert's Rule of order Revised. The Managing Partner may appoint a parliamentarian.

                  5.4      Consent of General Partners in Lieu of a Meeting.
                           ------------------------------------------------

                  A. Notwithstanding anything to the contrary contained in this Agreement, any action required or permitted by this Agreement to be taken at any meeting of the General Partners may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Partners having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of the Partners.

                  B. Prompt Notice of the taking of any action pursuant to this Section 5.4 by less than unanimous written consent of the General Partners shall be given to those General Partners who have not consented in writing.

                                ARTICLE SIX
         EVENT OF WITHDRAWAL OF A PARTNER AND CONVERSION OF CLASS II
         -----------------------------------------------------------
               SUBORDINATED LIMITED PARTNER CAPITAL TO CLASS I
               -----------------------------------------------
                    SUBORDINATED LIMITED PARTNER CAPITAL
                    ------------------------------------

                  6.1      Voluntary Event of Withdrawal.
                           -----------------------------

                  A. Any General Partner shall have the right to retire or voluntarily withdraw from the Partnership upon 30 days prior written notice to the Managing Partner. In the event that there is only one General
Partner, he shall give notice to the Limiteds of his intent to withdraw from the Partnership at least 30 days prior to the date of withdrawal.

                  B. Any Limited shall have the right to retire or voluntarily withdraw from the Partnership effective immediately upon written notice to the Managing Partner (a "Limited Partner Voluntary Withdrawal Notice").

                  6.2      Withdrawal Upon Request.
                           -----------------------

                  The Managing Partner or any number of General Partners holding in the aggregate a majority of the General Partner Percentages, may request in writing that any Partner withdraw from the Partnership (a "Mandatory Withdrawal Notice"), and each Partner agrees that he will so withdraw within 30 days of the receipt of such request.

                  6.3      Return of Capital and Purchase of Interest.
                           ------------------------------------------

                  A. In the event of any withdrawal by a General Partner from the Partnership pursuant to Section 6.1 or 6.2 hereof or in the event a General Partner wishes to withdraw some of his Capital Contribution as a General Partner, the Managing Partner may designate all or some of the remaining General Partners, to purchase the General Partner Interest (including Frozen Appreciation Amount) of the withdrawing General Partner, subject to the approval of the Managing Partner. Such purchases shall be consummated (retroactively as of the actual date of his withdrawal) within 60 days after the actual date of such withdrawal. The price (the "Price") of the General Partner Interest of the withdrawing General Partner shall be the value (as shown on the books of the Partnership) of his Frozen Appreciation Amount plus the value of such General Partner's Adjusted Capital
Contribution, calculated as of the previous Valuation Date if such withdrawal takes place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such withdrawal takes place on or after the 16th day of a month. Goodwill, if any, and the Partnership name shall not be deemed assets or as having any property value in making the foregoing calculation.

                  B. Unless otherwise determined by the Managing Partner, the Price to be received by the withdrawing General Partner shall be delivered by the withdrawing General Partner to the Partnership and shall (retroactively as of the actual date of his withdrawal) be the Capital Contribution of such former General Partner as that of a Class II
Subordinated Limited Partner and
such General Partner shall thereupon become or continue to remain a Class II Subordinated Limited Partner as to such Capital Contribution.

                  C. Unless otherwise determined by the Managing Partner, any General Partner Interest (including Frozen Appreciation Amount) not purchased by the remaining General Partners within such 60 day period shall be converted (retroactively as of the actual date of his withdrawal) so as to become the Capital Contribution of such former General Partner as that of a Class II Subordinated Limited Partner and such General Partner shall thereupon become or continue to remain a Class II Subordinated Limited
Partner as to such Capital Contribution.

                  D. A withdrawing General Partner shall have no right to become a Limited or to require the conversion of his General Partner Interest (or Price, if applicable) to the Capital Contribution of a Class II Subordinated Limited Partner. The Managing Partner may determine to have the Partnership redeem such General Partner's Interest. In addition the Managing Partner has the right to cause the Partnership to redeem the Capital Contribution of a Class II Subordinated Limited Partner at any time.

                  E. Upon the withdrawal of a General Partner, the General Partner Percentages of the remaining General Partners shall be recalculated
(as of the actual date of withdrawal) on the same relative basis so as to aggregate 100% (and the related General Partner Adjusted Capital
Contributions shall also be appropriately adjusted).

                  F. In addition, any withdrawing General Partner shall receive (within 75 days after the actual date of his withdrawal) his pro rata share of any cash distributions to which he is entitled as set forth in
Section 8.1 hereof, calculated as of the previous Valuation Date if such withdrawal takes place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such withdrawal takes place on or after the 16th day of a month.

                  G. In the event a Class II Subordinated Limited Partner desires to withdraw all or any part of such Class II Subordinated Limited Partner's Capital Contribution, then such Class II Subordinated Limited
Partner shall give written notice ("Withdrawal Notice") to the Managing
Partner of the amount of Capital Contribution that such Class II
Subordinated Limited Partner wishes to withdraw from the Partnership (the "Requested Withdrawal Amount"). The Requested Withdrawal Amount shall be paid (subject to the provisions of Section 6.7 hereof) to such Class II Subordinated Limited Partner in four (4) equal installments with the first installment being paid on the last business day of the month following the month in which the Managing Partner receives the Withdrawal Notice, with the balance of the Requested Withdrawal Amount being paid in three (3) equal installments on the 12th, 24th and 36th month anniversary of the first installment payment. Until the Requested Withdrawal Amount has been fully paid to such Class II Subordinated Limited Partner the unreturned portion thereof shall continue for all purposes to be subject to all provisions of this Agreement including, without limitation, Article Eight and Section 6.7. The Managing Partner, in his sole discretion, may cause the Partnership to accelerate the return of the Requested Withdrawal Amount with respect to the entire Requested Withdrawal Amount or accelerate the payment of any or all installments thereof with respect to any Class II Subordinated Limited
Partner.

                  H. In the event of any withdrawal by a Limited Partner from the Partnership, pursuant to Sections 6.1 or 6.2 hereof, the Limited Partner's Capital Contribution (subject to the provisions of Section 6.7 hereof) shall be paid in three (3) equal installments with the first installment being paid on the last business day of the month following the month in which (a) the

Managing Partner receives the Limited Partner Voluntary Withdrawal Notice, or (b) the Limited Partner receives a Mandatory Withdrawal Notice, with the balance of the Capital Contribution being paid in two equal installments on the 1st and 2nd anniversary of the first installment payment. In addition, such Limited Partner shall receive (within 75 days after the actual date of his withdrawal) his pro rata share of any cash distributions to which he was entitled as set forth in Section 8.1 hereof, calculated as of the previous Valuation Date if such withdrawal takes place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such withdrawal takes place on or after the 16th day of a month. Until a Limited Partner's Capital Contribution is fully returned to him, the unreturned portion thereof shall continue for all purposes to be subject to all provisions of this Agreement, including without limitation, Article Eight and Section 6.7 and such Limited Partner shall continue to receive all sums due him pursuant to Section 3.3B hereof. The Managing Partner, in his sole discretion, may cause the Partnership to accelerate the return of a Limited Partner's Capital Contribution or accelerate the payment of any or all installments thereof.

                  6.4      Death of a Limited.
                           ------------------

                  In the event of the death of any Limited, the Capital Contribution of such deceased Limited shall be returned (subject to the provisions of Section 6.7 hereof) to his estate within six (6) months after the actual date of death of the Limited. The provisions of Section 6.3G shall not be applicable to the Capital Contribution of a deceased Class II Subordinated Limited Partner or to the Capital Contribution of a deceased Class I Subordinated Limited Partner and Section 6.3H shall not be applicable to the Capital Contribution of a deceased Limited Partner. In addition such Limited's estate shall receive (within 75 days after the actual date of death of the Limited) the Limited's pro rata share of any cash distributions to which such deceased Limited was entitled as set forth in Section 8.1 hereof, calculated as of the previous Valuation Date if such withdrawal takes place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such withdrawal takes place on or after the 16th day of a month. Until a deceased Limited's Capital Contribution is returned to his estate, his estate shall continue to receive all sums which would have been due to such Limited pursuant to Section 3.3B hereof. As stated herein, all such payments shall be made to the estate of the deceased Limited unless the Partnership has received evidence, satisfactory to the Partnership, in its sole discretion, that such payments should be made to some other entity or person.

                  6.5      Death or Disability of a General Partner.
                           ----------------------------------------

                  A. In the event of the death of a General Partner, the interest of the deceased General Partner in the Partnership shall terminate as of such date. The Managing Partner may designate all or some of the remaining General Partners to purchase the General Partner Interest
(including Frozen Appreciation Amount) of the deceased General Partner, subject to the approval of the Managing Partner. Such purchases shall be consummated within 60 days after the date of death of such General Partner. The price of the General Partner Interest of the deceased General Partner shall be the value (as shown on the books of the Partnership) of his Frozen Appreciation Amount plus the value of such General Partner's Adjusted
Capital Contribution, calculated as of the previous Valuation Date if such death took place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such death took place on or after the 16th day of a month. Goodwill, if any, and the Partnership name shall not be deemed assets or as having any property value in making the foregoing calculation.
In addition, the deceased General Partner shall receive (within 75 days after the date of his death) his pro rata share of any cash distributions to which he is entitled as set forth in Section 8.1 hereof, calculated as of the previous Valuation Date if

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

such death took place on or prior to the 15th day of a month or calculated as of the next Valuation Date if such death took place on or after the 16th day of a month. Any General Partner Interest (including Frozen Appreciation Amount) not purchased by the remaining General Partners within such 60 day period shall be converted (as of the date of his death) to the Capital Contribution of a Class II Subordinated Limited Partner and shall be redeemed (subject to the provisions of Section 6.7 hereof) by the Partnership within six (6) months thereafter, the specific date to be determined by the Managing Partner. The provisions of Section 6.3G shall not be applicable to the Capital Contribution of such deceased Class II Subordinated Limited Partner. Upon the conversion of a General Partner's Interest to that of a Class II Subordinated Limited Partner, the General Partner Percentages of the remaining General Partners shall be recalculated (as of the actual date of withdrawal) on the same relative basis so as to aggregate 100% (and the related General Partner Adjusted Capital Contributions shall also be adjusted). All payments made pursuant to this
Section 6.5A shall be made to the estate of the deceased General Partner, unless the Partnership has received evidence, satisfactory to the Partnership, in its sole discretion, that such payments should be made to some other entity or person.

                  B. In the event of full or partial disability (as determined in the absolute discretion of the Managing Partner) of a General Partner under age 65 due to illness, accident, or injury, such General Partner shall be entitled to receive his normal share of Partnership Net Income notwithstanding his inability to perform his normal work functions, for a period of up to six (6) full months following the date he suffered the disability. If the disability continues for a period greater than six (6) months but less than one (1) year, then during such period of time the disabled General Partner shall be entitled to receive one-half (1/2) of his normal share of Partnership Net Income. If the disability continues for a period greater than one (1) year in length, then the disabled General Partner must terminate his status as a General Partner, unless otherwise directed by the Managing Partner. In event of termination, the General Partner Interest (including his Frozen Appreciation Amount) of the disabled General Partner shall be treated in the same manner as that of a deceased General Partner pursuant to Section 6.5A hereof, provided that all such payments required by this Section 6.5B shall be made to the disabled General Partner.

                  6.6      General Partner Interest - 56th Birthday.
                           ----------------------------------------

                  A General Partner shall not acquire any additional General Partner Interest after he reaches his 56th birthday. His General Partner Interest (including his Frozen Appreciation Amount) as it exists on his 56th birthday is his "Retiring Interest." On the first business day of the calendar year following the year in which a General Partner's 56th birthday falls and on the first business day of each subsequent calendar year, the General Partner shall sell 1/10th of this Retiring Interest to all or some of the other General Partners, as designated by the Managing Partner, who have not attained 56 years of age and who are willing to purchase such additional interest. The sale price of the Retiring Interest shall be determined in the same manner as set forth in Section 6.5A hereof, with the Valuation Date being the first business day of the appropriate calendar year. Upon payment of the sales price to the selling General Partner by the purchasing General Partner, the books of the Partnership shall be adjusted as of the effective date of sale to show the appropriate reductions and increases in the General Partner Adjusted Capital Contributions (and related General Partner Percentages) of the selling and purchasing General Partners. A General Partner can request that such purchased portion be converted (retroactively as of the first calendar day of the appropriate year) so as to become the Capital Contribution of a Class II Subordinated Limited Partner and if such request is approved by the Managing Partner, then such portion of the retiring

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

interest be so converted. If any portion of a Retiring Interest is not purchased by the other General Partners, then such General Partner can request that such unpurchased portion be converted (retroactively as the first calendar day of the appropriate year) so as to become the Capital Contribution of a Class II Subordinated Limited Partner and if such request is approved by the Managing Partner, then such portion of the Retiring Interest shall be so converted, otherwise such portion of the Retiring Interest shall be redeemed by the Partnership, subject to Section 6.7 hereof. Notwithstanding any other provisions of this Section to the contrary, the Managing Partner may exempt any General Partner from the application of this Section or modify the terms of the sale of any Retiring Interest as he deems advisable.

                  6.7      Restriction on Capital Contribution Return.
                           ------------------------------------------

                  It is understood and agreed that the Capital Contributions of the Partners to the Partnership will be used, in part, by the Partnership as part of the Partnership's capital contribution to EDJ, a brokerage firm (which is regulated by the Securities and Exchange Commission and the New York Stock Exchange and other regulatory agencies), and that in order for the Partnership to return to any Partner his Capital Contribution (or any part thereof), the Partnership will have to obtain such funds from EDJ. Therefore, notwithstanding any other provision contained in this Agreement to the contrary, without the written consent of the Managing Partner, no Partner shall have returned to him (under any provision of this Agreement) his Capital Contribution or his General Partner's Adjusted Capital Contribution, if after giving effect thereto, the Partnership or any Affiliate thereof (including, but not limited to, EDJ) would, if such payment had been made directly by EDJ, be in violation of (i) any rule of the New York Stock Exchange Inc., (ii) any rule issued under the Securities Exchange Act of 1934, any agreement (cash subordination or otherwise) which has been entered into by the Partnership or any Affiliate thereof (including, but not limited to, EDJ), (iii) any agreement (including, but not limited to, loan agreements) which has been entered into by the Partnership or any Affiliate thereof (including, but not limited to, EDJ) or
(iv) any other law, rule or regulation to which the Partnership or any Affiliate thereof (including, but not limited to, EDJ) is subject. In the event there is returned to any Partner all or any portion of his Capital Contribution or his General Partner's Adjusted Capital Contribution and because of such return the Partnership or any Affiliate thereof (including, but not limited to, EDJ) violated any of the aforementioned rules, agreements or regulations, then such Partner hereby irrevocably agrees (whether or not such Partner had any knowledge or notice of such facts at the time of such return) to repay to the Partnership, its successors or assigns, the sum so returned to such Partner to be held by the Partnership pursuant to the provisions hereof as if such return had never been made; provided, however, that any suit for the recovery of any such return must be commenced within two years of the date of such return.

                  6.8      Liability of a Withdrawn General Partner.
                           ----------------------------------------

                  If on the Event of Withdrawal of a General Partner the business of the Partnership shall continue, the General Partner who shall have withdrawn shall be and remain liable for all obligations and liabilities incurred by him as General Partner prior to such Event of Withdrawal, but he shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time of such Event of Withdrawal.

                  6.9      Effect of Event of Withdrawal.
                           -----------------------------

                  Upon the withdrawal (by reason of death or otherwise) of a Partner the Partnership shall not dissolve and the business of the Partnership shall be continued by the remaining General Partners.

                  6.10     Conversion from Class II to Class I Subordinated
                           ------------------------------------------------
Limited Partner.
---------------

                  A. In the event a Class II Subordinated Limited Partner has exercised his right pursuant to Section 6.3G, then such Class II Subordinated Limited Partner may request, in writing to the Managing Partner (subject to the other provisions of this Section 6.10), that his Requested Withdrawal Amount be converted to the Capital Contribution of Class I Subordinated Limited Partner and thereafter such Class II Subordinated
Limited Partner shall, with respect to such converted amount, be a Class I Subordinated Limited Partner.

                  B. No such conversion shall be permitted unless the Partnership has had Net Income for each of the three (3) proceeding calendar months (for which the Partnership has prepared financial statements) prior to such written request. If a conversion is requested but is not permitted due to the preceding sentence, then such request will be honored (unless withdrawn) as soon as the conditions set forth in the preceding sentence are met by the Partnership.

                  C. The Requested Withdraw Amount of a Class I Subordinated Limited shall be paid to such Class I Subordinated Limited Partner in accordance with the time-table, procedures and restrictions set forth in Section 6.3G which applied to such Requested Withdrawal Amount prior to the conversion referred to in this Section 6.10A.

                  D. On and after the date of conversion of the Requested Withdrawal Amount to the Capital Contribution of a Class I Subordinated
Limited Partner, such Requested Withdrawal Amount shall receive Net Income from the Partnership in accordance with Section 8.1A(ii) hereof.

                  E. A Class I Subordinated Limited Partner shall have no right to request the reconversion of his Class I Capital Contribution to the Capital Contribution of a Class II Subordinated Partner.

                               ARTICLE SEVEN
                    TRANSFERABILITY OF PARTNER INTERESTS
                    ------------------------------------

                  7.1      Restrictions on Transfer.
                           ------------------------

                  A. Each Partner agrees that he will not sell, pledge, exchange, transfer or assign his interest in the Partnership to any Person without the express written consent of the Managing Partner.

                  B. Each Partner agrees that he will not sell or exchange any of his interest in the Partnership if the interest sought to be sold or exchanged, when added to the total of all other Partner interests sold or exchanged within the period of 12 consecutive months prior thereto, would, in the opinion of counsel for the Partnership, result in the Partnership being considered to have been terminated within the meaning of Section 708 of the Internal Revenue Code (or any successor statute).

                  C. Each Limited agrees that he will not sell, exchange, transfer or assign any of his interest in the Partnership unless, if required by the Partnership, the Partnership has received an opinion of counsel, satisfactory to the Partnership, that such transfer or assignment may be effected without registration of the Limited's interest under the Securities Act of 1933 or under any applicable state securities law.

                  D. Except as otherwise expressly provided in this Agreement, the death or withdrawal of a Partner shall terminate (as of such date) all his interest in the Partnership and neither the estate of a deceased Partner nor any other third party shall become or have any rights as a Partner.

                  E. Any sale, exchange, assignment or other transfer in contravention of any of the provisions of this Section 7.1 shall be void and ineffectual and shall not bind or be recognized by the Partnership.

                  7.2      Substituted Limited Partners.
                           ----------------------------

                  No Limited shall have a power to grant the right to become a substituted Limited to an assignee of any part of such Limited's Partnership Interest.

                               ARTICLE EIGHT
        DISTRIBUTIONS AND ALLOCATIONS; LIABILITY OF GENERAL PARTNERS
        ------------------------------------------------------------

                  8.1      Distribution of Net Income.
                           --------------------------

                  A. All Net Income, if any, of the Partnership for each calendar year shall be distributed in the following order of priority:

                  (i) Each Limited Partner shall be paid at least annually (with respect to such Limited Partner's Capital Contribution), from time to time, a total amount of cash equal to the product of Net Income times a percentage, calculated annually, which shall equal the product of the following three factors:
         (a) one-fourth of one percent (.0025) multiplied by (b) the quotient of $1,900,000 divided by the sum of the General Partners' Adjusted Capital Contributions multiplied by (c) the quotient of the total Capital Contribution of the respective Limited Partner divided by $25,000. This calculation of percentage of participation shall be made at the end of each calendar year and used in distributing Net Income earned during the following year. Notwithstanding the foregoing, for the year 1987 each Limited Partner shall be paid
         (with respect to such Limited Partner's Capital Contribution) a total amount of cash equal to the product of Net Income times a percentage which shall equal the product of the following three factors:
         (a) one-fourth of one percent (.0025) multiplied by (b) the quotient of $1,900,000 divided by $24,251,182 multiplied by (c) the quotient of the total Capital Contribution of the respective Limited Partner divided by $25,000.

                  (ii) Each Class I Subordinated Limited Partner shall be paid within 30 days after the end of each calendar quarter (on a non-cumulative basis) an amount of cash equal to 25% of the product of (a) the one year Constant Maturity Treasury Rate as currently disclosed in the Federal Reserve Statistical Released
         H.15 (the "Treasury Rate") plus 150 basis points times (b) the current Capital Contribution of the Class I Subordinated Limited

         Partner. The applicable Treasury Bill Rate shall be the Treasury Bill Rate as stated for the week ended just prior to or on the last business day of the preceding calendar year; provided however that no such payment shall be made to any Class I Subordinated Limited Partner if for the prior calendar quarter the Partnership did not have Net Income sufficient to pay the full amount due all Class I Subordinated Limited Partners pursuant to this Section 8.1A(ii). If any payment is not made, as herein above provided, the Partnership shall never be required to make such missed payment in the future. No payment made pursuant to this Section 8.1A(ii) shall be considered a guaranteed payment.

                  (iii) Each Class II Subordinated Limited Partner shall be paid, from time to time, a total amount of cash in each year equal to the product of (a) the then remaining Net Income times
         (b) a percentage derived by the following formula: (x) 50% of the Capital Contribution of the Class II Subordinated Limited Partner (excluding any undistributed Net Income allocated to the Class II Subordinated Limited Partner) divided by (y) the sum of (aa) 50% of the Capital Contributions of all the Class II Subordinated Limited Partners plus (bb) the Adjusted Capital Contributions of the General Partners (less any Net Income allocated to the General Partners which is not scheduled to be retained by the Partnership). In the event the Capital Contribution of a Class II Subordinated Limited Partner has been reduced by the operation of
         Section 8.1B hereof (the "Reduced Amount"), then each Class II Subordinated Limited Partner shall have right to make additional cash Capital Contributions to the Partnership from any cash to be distributed to such Class II Subordinated Limited Partner pursuant to this Section 8.1A(ii) up to the Reduced Amount.

                  (iv) There shall be set apart up to 8% of the remaining Net Income. Of such 8%, if any is set apart, there shall be distributed 62.5% thereof among the General Partners on the basis of individual merit as determined by the Managing Partner. Of such 8%, if any is set apart, there shall be distributed 37.5% thereof among the General Partners on the basis of individual need as determined by the Managing Partner.

                  (v) It is intended that a sum equal to 30% of the remaining Net Income will be retained by the Partnership as capital and shall be credited monthly to the Adjusted Capital Contributions of the General Partners in a proportion equal to their then respective General Partner Percentages. Such amount shall not be withdrawn by the General Partners. Notwithstanding the foregoing, the decision of whether to make this retention of capital in accordance with this Section or whether to vary the amount of capital to be retained in any given year, is vested in the Managing Partner, and it is agreed that his decision in this matter shall be final.

                  (vi) The balance of the Net Income remaining, if any, shall be distributed among the General Partners in proportions to their General Partner Percentages.

                  B. In any year in which there is a Net Loss and the Partnership is not dissolved and liquidated in accordance with Section 8.2 hereof, such Net Loss, on the books of the Partnership, shall be borne by the Class II Subordinated Limited Partners to the extent as set forth in the formula described in Section 8.1A(iii) hereof and the balance shall be borne by the General Partners in proportion to their respective General Partner Percentages. Any such Net Losses borne by the Class II Subordinated Limited Partners shall only be applied against and reduce their respective Capital Contributions. The total amount of all such Net Losses to be borne by the Class

II Subordinated Limited Partners may never exceed the total amount of the Capital Contributions of the Class II Subordinated Limited Partners as shown on the books of the Partnership.

                  C. Notwithstanding the foregoing, where losses are caused by the willful neglect or default, the gross negligent conduct, or the intentional negligent conduct of any Partner, those losses shall be borne solely and made good by the Partner so causing the loss. This Section 8.1C is for the benefit of the Partners and no other person shall have any rights hereunder.

                  D. Notwithstanding any other provision of this Agreement to the contrary, the aggregate interest of the General Partners in each material item of Partnership income, gain, loss, deduction, preference or credit shall be equal to at least one percent (1%) of each such item at all times during the existence of the Partnership.

                  8.2      Distributions Upon Dissolution.
                           ------------------------------

                  A. Upon the dissolution of the Partnership as a result of the occurrence of any of the events set forth in Section 2.4 hereof, the Managing Partner shall proceed to liquidate the Partnership, and the proceeds of liquidation (the "Proceeds of Liquidation") shall be applied and distributed in the following order of priority:

                  (i) To the payment of debts and liabilities of the Partnership, including the expenses of liquidation, but expressly excluding all Capital Contributions of all Partners (General Partners, Class I Subordinated Limited Partners, Class II Subordinated Limited Partners and Limited Partners), the return of all of such Capital Contributions are provided for below and all of which is equity capital of the Partnership.

                  (ii) To the payment of any accrued but unpaid amounts due under Section 8.1 hereof.

                  (iii) To the repayment of the Capital Contributions of the Limited Partners.

                  (iv) To the repayment of the Capital Contributions of the Class I Subordinated Limited Partners

                  (v) To the repayment of the Capital Contributions of the Class II Subordinated Limited Partners.

                  (vi) To the repayment of the General Partners' Adjusted Capital Contributions.

                  (vii) The balance of the Proceeds of Liquidation, if any, shall be distributed to the General Partners in proportion to their respective General Partner Percentages.

                  B. Notwithstanding the foregoing, in the event the Managing Partner shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the Managing Partner, in order to avoid such loss, may, after having given Notice to all the Limiteds, either defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership debts and obligations, or distribute the assets to the Partners in kind.

                  C. Net Income generated by transactions in connection with the dissolution and liquidation of the Partnership shall be distributed in accordance with Section 8.1A hereof.

                  8.3      Distribution of Frozen Appreciation Amount.
                           ------------------------------------------

                  Notwithstanding the provisions of Section 8.1 or 8.2 hereof, in the event any tract of Real Estate or any Exchange Seat or Edward
D. Jones & Co., L.P. or EDJ Leasing Co., L.P. is sold, then there shall be distributed from the net proceeds of such sale (prior to making any distributions pursuant to the provisions of Section 8.1 or 8.2 hereof) to each General Partner an amount equal to his Frozen Appreciation Amount with respect to such tract of Real Estate or Exchange Seat. The balance of any proceeds resulting from any such sale shall then be distributed in accordance with Sections 8.1 or 8.2 hereof or shall otherwise be used or retained by the Partnership as provided herein.

                  8.4      Sale of Assets to Third Party.
                           -----------------------------

                  A. In the event the Partnership shall sell or otherwise dispose of, at one time, all, or substantially all, of its assets (a "Sale") to any one Person or to any one Person and its Affiliates and the Partnership is thereafter liquidated within 180 days, then the provisions of
Section 8.3 and this Section 8.4 shall be applicable with respect to the order of priority of distribution of the Proceeds of Liquidation.

                  B. For the purposes of this Section 8.4 the term "substantially all" shall be deemed to mean assets of the Partnership or of any of its significant subsidiaries representing 80% or more of the net book value of all of the Partnership's assets (or such significant subsidiary's assets) determined as of the end of the most recently completed fiscal year.

                  C. Prior to making any payments to the General Partners pursuant to Section 8.2A(vii) hereof (but after making all other payments required by Section 8.2A and all payments required by Section 8.3 hereof) the Partnership shall distribute: (i) to the Limited Partners a percentage of the Premium (as hereinafter defined) equal to the same percentage of the Net Income of the Partnership which the Limited Partners shall receive (pursuant to Section 8.1A hereof) from the Partnership for the current fiscal year of the Partnership; and (ii) to the Class II Subordinated
Limited Partners an amount equal to the product of the Premium (remaining after the payment required by Section 8.4C(i) hereof) times a fraction the numerator of which is the total Capital Contributions of the Class II Subordinated Limited Partners (on the date of the Sale) and the denominator of which is (X) the total Capital Contributions of the Class II Subordinated Limited Partners (on the date of the Sale) plus (Y) the total of the Adjusted Capital Contributions of the General Partners (on the date of the Sale). No payments shall be made or are intended to be made to Class I Subordinated Limited Partners pursuant to this Section 8.4C.

                  D. "Premium" means the Proceeds of Liquidation remaining after the payment of the items set forth in Sections 8.2A(i), (ii), (iii),
(iv), (v) and (vi) hereof.

                  E. Any amounts payable to the Limited Partners and the Class II Subordinated Limited Partners pursuant to this Section 8.4 shall be disbursed pro-rata to the Limited Partners and the Class II Subordinated Limited Partners based on their Capital Contributions on the date of the Sale.

                  F. Neither the Partnership nor the General Partners shall have any obligation to cause a Sale to occur.

                  8.5      Other Sales or Dispositions to Third Party.
                           ------------------------------------------

                  In the event the Partnership or any of its significant subsidiaries, in a transaction (dealing with all or substantially all of the business of the Partnership or such significant subsidiary) not covered by
Section 8.4 hereof (but similar in scope to such a transaction), sells assets, merges or has a public offering, it is hereby stated that it is the intention of the General Partners that the Limited Partners and the Class II Subordinated Limited Partners shall share in any "profit" or "premium" recognized from such transaction. Because it is impossible at this time to foresee all possible factual situations that may occur with respect to a given transaction, it is equally impossible to determine a fair, just and equitable formula at this time to distribute a portion of such "profit" or "premium" to the Limited Partners and the Class II Subordinated Limited Partners. It is stated, however, at this time, as a matter of policy of the Partnership that it is the intention of the General Partners to allow the Limited Partners and the Class II Subordinated Limited Partners to share a portion of such "profit" or "premium" (assuming any "profit" or "premium" is also actually distributed to the General Partners) in a fair, just and equitable manner in such amount, if any, as determined in the sole and absolute discretion of the Managing Partner at the time of such transaction. In making such determination of such amount, if any, the Managing Partner shall not be bound by the formula set forth in Section 8.4 hereof. Neither the Partnership nor the General Partners shall have any obligation, however, to cause such transaction to occur and no Limited Partners and the Class II Subordinated Limited Partners shall have any right to bring any cause of action against the Partnership or its General Partners by reason of any statement made in this Section 8.5. No payments shall be made or are intended to be made to Class I Subordinated Limited Partners pursuant to this Section 8.5.

                  8.6      Allocation of Profits and Losses for Tax Purposes.
                           -------------------------------------------------

                  A. Except as provided in Sections 8.6B, C or D hereof, all Profits And Losses For Tax Purposes of the Partnership shall be allocated as follows:

                  (i) In any calendar year in which the Partnership has a net profit for tax purposes, to the Partners with each Partner sharing therein in the proportion that Net Income distributed to the Partner and/or credited to the Adjusted Capital Contribution of the Partner bears to all Net Income of the Partnership for the calendar year.

                  (ii) In any calendar year in which the Partnership has a net loss for tax purposes, first to the Class II Subordinated Limited Partners with each Class II Subordinated Limited Partner bearing an amount of loss to the extent set forth in the formula described in Section 8.1A(ii) hereof; provided, however, that the total amount of losses allocated to a Class II Subordinated
         Limited Partner shall not reduce such Partner's Capital Account below zero (determined after taking into account all prior or contemporaneous cash distributions and all prior or contemporaneous allocations of income, gain, loss, deduction or credit and as determined at the close of the taxable year in respect of which such loss or deduction is to be allocated); and any remaining losses shall be allocated to the General Partners in proportion to their respective General Partner percentages.

                  B. The Managing Partner is authorized to allocate Profits and Losses For Tax Purposes arising in any calendar year differently than otherwise provided for in this Section 8.6 to the extent that the Managing Partner determines, in his discretion, that such modifications are appropriate to cause the allocations to comply with the principles of
Section 704 of the Internal Revenue Code and such modifications are in the overall best interests of the Partners. Any allocation made pursuant to this
Section 8.6B shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article Eight and no amendment of this Agreement or approval of any Partner shall be required.

                  C. Notwithstanding any other provisions of this Agreement to the contrary, if the amount of any Partnership Minimum Gain at the end of any taxable year is less than the amount of such Partnership Minimum Gain at the beginning of such taxable year, there shall be allocated to any Partner having a negative Capital Account at the end of such taxable year (determined after taking into account any adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) gross income and gain (in respect of the current taxable year and any future taxable year) in an amount sufficient to eliminate such negative Capital Account in compliance with Treasury Regulations Section 1.704-1(b)(4)(iv)(e). Such allocation of gross income and gain shall be made prior to any other allocation of profits and losses for tax purposes. Any such allocation of gross income or gain pursuant to this Section 8.6C shall be in proportion with such negative
Capital Accounts of the Partners and such allocations of gross income and gain shall be taken into account, to the extent feasible, in computing subsequent allocations of Profits and Losses For Tax Purposes of the Partnership so that the net amount of all items allocated pursuant to each Partner pursuant to this Article Eight shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Article Eight if the allocations made pursuant to the first sentence of this Section 8.6C had not occurred.

                  D. Notwithstanding any other provisions of this Agreement to the contrary, except as provided in Section 8.6C hereof, if any Limited Partner or Class I Subordinated Limited Partner or Class II Subordinated Limited Partner receives any adjustment, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or
(6) that reduces such Partner's Capital Account below zero or increases the negative balance in such Partner's Capital Account, gross income and gain shall be allocated to such Partner in an amount and manner sufficient to eliminate any negative balance in his Capital Account created by such adjustments, allocations, or distributions as quickly as possible in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). Any such allocation of gross income or gain pursuant to this Section 8.6D shall be in proportion with such negative Capital Accounts of such Partners. Any allocations of items of gross income or gain pursuant to this Section 8.6D shall (i) not duplicate any allocations of gross income or gain made pursuant to Section 8.6C hereof, and (ii) be taken into account, to the extent feasible, in computing subsequent allocations of Profits and Losses
For Tax Purposes of the Partnership, so that the net amount of all items allocated to each Limited Partner, Class I Subordinated Limited Partner and Class II Subordinated Limited Partner pursuant to this Article Eight shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Article
Eight if such adjustments, allocations or distributions had not occurred.

                  E. If and to the extent upon dissolution of the Partnership pursuant to Section 2.4 hereof the allocations under Section 8.6A are inconsistent with the following provision, then such allocations shall be adjusted to conform to the following provision: income and gain (whether ordinary income, gain under Section 1231 of the Internal Revenue Code, or capital gain) from disposition of all remaining Partnership assets shall be allocated among the Partners so that the positive balance of each Partner's Capital Account is equal to the cash to be distributed to such Partner pursuant to Article 8.2 determined after all Capital Accounts have been adjusted to reflect the allocations of Profits and Losses For Tax Purposes of the Partnership and cash distributions made pursuant to Section
8.1 hereof.

                  8.7      Liability of General Partners.
                           -----------------------------

                  No General Partner shall be liable or accountable, directly or indirectly (including by way of indemnification, contribution, assessment or otherwise), for any debts, obligations or liabilities of, or chargeable to, the Partnership or each other, whether arising in tort, contract, or otherwise, which are created, incurred or assumed by the Partnership (or owing to creditors or Partners during liquidation of the Partnership) while the Partnership is a registered limited liability limited partnership.

                                ARTICLE NINE
                         BOOKS, RECORDS AND REPORTS,
                         ---------------------------
                       ACCOUNTING, TAX ELECTIONS, ETC.
                       -------------------------------

                  9.1      Books, Records and Reports.
                           --------------------------

                  A. Proper and complete records and books of account shall be kept (or caused to be kept) by the Managing Partner in which shall be entered all transactions and other matters relative to the Partnership's business. The Partnership's books and records shall be prepared in accordance with generally accepted accounting principles, consistently applied. The books and records shall at all times be maintained at the principal office of the Partnership and shall be open for examination and inspection by the Partners or by their duly authorized representatives during reasonable business hours. In particular, the following books and records shall be kept:

                  (i) a current list and a past list of the full name and last known mailing address of each Partner, specifying the General Partners and the Limited Partners, the Class I Subordinated Limited Partners and the Class II Subordinated Limited Partners, in alphabetical order, including the date of admission or withdrawal of each Partner. To the extent provided by the Missouri Limited Partnership Act, these lists shall be provided to the Secretary of State of Missouri, without cost, upon his written request;

                  (ii) a copy of the Certificate of Limited Partnership and all Certificates of Amendment thereto, together with executed copies of any Powers of Attorney pursuant to which any Certificate has been executed;

                  (iii) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent fiscal years; and

                  (iv) copies of any written Partnership Agreements in effect and any financial statements of the Partnership for the three most recent years.

                  B. The Managing Partner shall have prepared at least annually, at the Partnership's expense, financial statements (balance sheet, statement of income or loss, partners' equity, and changes in financial position) prepared in accordance with generally accepted accounting principles which shall fairly reflect the Partnership's financial position at the date shown and its results of operations for the period indicated. Copies of such statements and report shall be made available to the Partners annually.

                  C. The Managing Partner shall have prepared at least annually, at the Partnership's expense, a report containing Partnership information necessary in the preparation of the Partners' federal income tax returns. Copies of such report shall be distributed to each Partner as promptly as possible.

                  9.2      Bank Accounts.
                           -------------

                  The bank accounts of the Partnership shall be maintained in such banking institutions as the Managing Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the Managing Partner may determine.

                  9.3      Depreciation and Elections.
                           --------------------------

                  A. All elections required or permitted to be made by the Partnership under the Internal Revenue Code shall be made by the Managing Partner.

                  B.       Notwithstanding anything to the contrary in this
Section 9.3, the Managing Partner shall not be responsible for initiating any change in accounting methods from the methods initially chosen.

                  C. The Managing Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Internal Revenue Code.

                  9.4      Fiscal Year.
                           -----------

                  The fiscal year of the Partnership shall be the calendar year for tax purposes.

                                 ARTICLE TEN
                            MEDIATION/ARBITRATION
                            ---------------------

                    THIS AGREEMENT CONTAINS THE FOLLOWING
            BINDING ARBITRATION PROVISIONS WHICH MAY BE ENFORCED
                     BY THE PARTNERSHIP AND THE PARTNERS

                  10.1     Mediation/Arbitration.
                           ---------------------

                  A. Any controversy, claim or dispute between the Partnership and any Partner or former Partner or between Partners and/or former Partners (individually a "Party" and collectively the "Parties"), including, but not limited to, any controversy, claim or dispute arising out of or relating to any provision of this Agreement or the breach, termination or validity thereof or any breach of an actual or implied contract of employment between the Partnership and a Party, or any claim of unjust or tortious discharge (including any claim of fraud, negligence, or intentional or negligent infliction of emotional distress) or any document or agreement or policy of the Partnership (including, but not limited to, Partnership benefit and retirement plans, Partnership office manuals, Partnership affirmative action plans and Partnership policies), equal opportunity employer plans and policies or any claims or violations arising under the Civil Rights Act of 1964, as amended and effective November 21, 1991, including amendment to 42 U.S.C. 2000e et seq., 42 U.S.C. 1981, the Age Discrimination in Employment Act, 29 U.S.C. 621 et seq., the Fair Labor Standards Act of 1938, 29 U.S.C. 201 et seq., the Rehabilitation Act of
1973, 29 U.S.C. 701 et seq., or of the Missouri Human Rights Act, 213.010
R.S. Mo. et seq., the Missouri Workers Compensation statute or any violation of the Missouri Service Letter Statute, 290.140 R.S. Mo., or any other relevant federal, state, or local statutes or ordinances, also including without limitation, the application, interpretation, performance or enforcement of any right, obligation or fiduciary duty under this Agreement or such other documents and agreements whether arising before or after the date of this Agreement (collectively, a "Dispute") as to which a Party otherwise would have the right to pursue litigation will be resolved as provided for in this Article Ten, which shall be the sole and exclusive procedures for the resolution of any Dispute. This Article Ten shall survive termination of the partnership relationship established by the Agreement.
These procedures are for the settlement of Disputes only and are not to be used for disagreements concerning Partnership policy, organization or practice management. Nothing contained in this Section 10.1 is intended to expand any substantive rights any Party may have under other Sections of this Agreement, and any action of the Partnership taken by a vote of the Partners or the Executive Committee or by the action of the Managing
Partner, when taken in accordance with the terms of this Agreement, shall be final, binding and conclusive as so provided in this Agreement. The Parties intend that the foregoing provisions shall encompass any other statutory and common law rights, obligations or duties, whether or not specifically referred to herein, of a similar or dissimilar nature, which are or may be granted to any Party hereto, by the laws of any state or country in which any Party resides or engages in the business of the Partnership.

                  B. If any Party has a Dispute with any other Party, then (if discussions among the Parties have failed) such Party and the other Party may have the Dispute mediated by one person chosen by agreement of such Parties. The mediator, after consultation with the Parties, will determine the mediation procedures to be followed. The fees and expenses of the mediator shall be paid by the Partnership. If no mutual agreement can be reached to mediate or upon the identity of the mediator, then the Dispute will be settled by binding arbitration under the procedures set forth below.

                  C. All Disputes that cannot be resolved by mediation will be settled by binding arbitration under the procedures set forth below.

                  D. Any Party may, if mediation has failed to resolve the Dispute (or if the Parties fail to agree on a mediator), commence arbitration by written notice to the other Party. Thereafter, arbitration shall be conducted in the manner described in Section 10.1F.

                  E. Except as provided in Section 10.1B arbitration, under the Arbitration Code of the National Association of Securities Dealers, Inc. (the "NASD"), shall be the exclusive remedy for any Dispute. Any Party may apply to the Exclusive Venues (as defined in Section 10.2) for injunctive, specific enforcement or other relief in aid of the arbitration proceedings or to enforce judgment of the award in such arbitration proceeding, but not otherwise. Any award issued by the arbitrators pursuant to these provisions may be entered and enforced in the Exclusive Venues and any other appropriate jurisdiction.

                  F. The Parties agree among themselves that the arbitration proceedings shall be conducted as follows:

                  (i) All proceedings conducted shall be deemed private and confidential and shall not be disclosed to the public by either the arbitrators or the Parties to the arbitration. The Parties acknowledge that the Partnership's administrative offices and the books and records (including accounting data) of the Partnership are all located in the St. Louis, Missouri metropolitan area, and, accordingly, the Parties agree to request that the arbitration proceedings and hearings shall be held in the St. Louis, Missouri metropolitan area (unless otherwise agreed by the Parties or decided by the arbitrators).

                  (ii) The exclusive award for any Dispute shall be recovery of compensatory damages (that is, damages which compensate a party for actual damages suffered), and each Partner hereby waives any and all other forms of damages including multiple, punitive or exemplary damages, damages for emotional distress, mental anguish or suffering and consequential damages.

                  (iii) The applicable substantive law of Missouri or the United States (notwithstanding that a Party to a Dispute may be a resident of another state or country), as the case may be, shall be used in rendering any award. Such award shall be final and binding on all Parties and may be entered as a judgment, under seal, and enforced in the appropriate jurisdiction.

                  10.2 Forum Selection.
                       ---------------

                  If any court or tribunal of competent jurisdiction shall refuse to enforce Section 10.1 or determine a matter is not a Dispute, then, and only then, shall the alternative provisions of this Section 10.2 be applicable. The Partners acknowledge that the Partnership's administrative offices and the books and records (including accounting data) of the Partnership are all located in the St. Louis, Missouri metropolitan area and, accordingly, the Partners agree that it would be more convenient for, and in the best mutual joint interest of, the Partners and the Partnership that, in the event of a Dispute, venue for litigation shall be laid exclusively in the Circuit Court of the County of St. Louis, Missouri or in the United States District Court for the Eastern District of Missouri. Such Circuit Court and United States District Court are together referred to as the "Exclusive Venues" for litigation. The Partnership and each Partner agree not to institute any litigation except in the Exclusive Venues and further agree that specific enforcement of this covenant with respect to Exclusive Venues may be awarded to the Partnership and each Partner by means of all available legal or equitable remedies, including, without limitation, a temporary restraining order. The Partnership and each Partner hereby submit to the personal jurisdiction of the Exclusive Venues and waive any requirement for setting bond for a temporary restraining order. The Firm and each Partner hereby waive any right it or such Partner may have to a jury trial in any litigation brought in accordance with this Agreement.

                  10.3 Statute of Limitations.
                       ----------------------

                  The statute of limitations of the State of Missouri applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except no defenses shall be available based upon the passage of time during any mediation conducted pursuant to this Article Ten.

                  10.4 Other Agreements.
                       ----------------

                  Notwithstanding anything to the contrary contained in any other document or agreement requiring arbitration, including, but not limited to, Form U-4, signed by any Party, the Parties agree that if the matter in controversy is, in whole or in part, a Dispute, then the provisions of this Article shall control such arbitration.

                               ARTICLE ELEVEN
                             GENERAL PROVISIONS
                             ------------------

                  11.1 Appointment of Attorneys-in-Fact.
                       --------------------------------

                  A. Each Partner, by the execution hereof, hereby irrevocably constitutes and appoints Douglas E. Hill, Lawrence R. Sobol, and the then Managing Partner (at any time the Managing Partner is not Douglas
E. Hill), his true and lawful attorney-in-fact, and each of them, with full power and authority in his name, place and stead, to execute or acknowledge (on behalf of such Partner and/or the Partnership) under oath, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement including:

                  (i) All certificates and other instruments (including this Agreement or any certificate of limited partnership or certificate of limited liability partnership and any amendment thereof) which the Managing Partner deems appropriate to qualify or continue the Partnership as a registered limited liability limited partnership under the Missouri Limited Partnership Act and the Missouri Partnership Act (or a partnership in which the Partners will have limited liability comparable to that provided by the Missouri Limited Partnership Act and the Missouri Partnership Act) or under the laws of any other jurisdiction in which the Partnership may conduct business;

                  (ii) All amendments to this Agreement or any certificate of limited partnership or any certificate of limited liability partnership which are required to be filed or which the Managing Partner deems to be advisable to file;

                  (iii) All instruments which the Managing Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

                  (iv) All conveyances and other instruments which the Managing Partner deems appropriate to reflect the dissolution and termination of the Partnership; and

                  (v) All other instruments, documents or contracts (including, without limiting the foregoing, any deed, lease, mortgage, note, bill of sale, contract, trust agreement, guarantee, partnership agreement, indenture, underwriting agreement or any instrument or documentation which may be required to be filed (or which the Managing Partner deems advisable to file) by the Partnership under the laws of any state or by any governmental agency) requisite to carrying out the intent and purpose of this Agreement and the business of the Partnership and its Affiliates.

                  B. The appointment by all Limited Partners of Douglas E. Hill, Lawrence R. Sobol, and the then Managing Partner (at any time the Managing Partner is not Douglas E. Hill), as attorney-in-fact, and each of them, shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of Douglas E. Hill, Lawrence R. Sobol, and the then Managing Partner (at any time the Managing Partner is not Douglas E. Hill), and each of them, to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership. The foregoing power of attorney shall survive the death, disability or incompetency of a Partner or the assignment by any Partner of the whole or any part of its interest hereunder.

                  11.2 Word Meanings.
                       -------------

                  The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

                  11.3 Binding Provisions.
                       ------------------

                  The covenants and agreements contained herein shall be binding upon, and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

                  11.4 Applicable Law.
                       --------------

                  This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri.

                  11.5 Counterparts.
                       ------------

                  This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart, except that no counterpart shall be binding unless signed by the Managing Partner.

                  11.6 Entire Agreement.
                       ----------------

                  This Agreement contains the entire agreement between the parties and supersedes all prior writings or representations.

                  11.7 Separability of Provisions.
                       --------------------------

                  Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereby are determined to be invalid or unenforceable such validity or unenforceability shall not impair the operation of or affect any other portion of this Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

                  11.8 Representations.
                       ---------------

                  Each person who becomes a Limited hereunder does hereby represent and warrant by the signing of a counterpart of this Agreement or an amendment to this Agreement that the Partnership interest acquired by him was acquired for his own account, for investment only, not for the interest of any other person and not for resale to other persons or for further distribution. The Managing Partner has not made and hereby makes no warranties or representations other than those specifically set forth in this Agreement.

                  11.9 Section Titles.
                       --------------

                  Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

                  11.10 Partition.
                        ---------

                  The Partners agree that the Partnership's assets are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all right he may have to maintain any action for partition of any of the Partnership's assets.

                  11.11 No Third Party Beneficiaries.
                        ----------------------------

                  This Agreement is made solely and specifically for the benefit of the Partners and their respective successors and permitted assigns, and no other person whatsoever shall have any rights, interests or claims hereunder or be entitled to any benefits hereunder or on account of this Agreement as a third party beneficiary or otherwise.

                  11.12 Amendments.
                        ----------

                  In addition to the amendments otherwise authorized herein, this Agreement may be amended, from time to time, without the consent or approval of (and without prior notice to) any Limited, by the Managing Partner or by the affirmative vote of General Partners holding an aggregate of at least a majority of the total General Partner Percentages. In particular, but without limiting the foregoing, the interests of the Limited Partners and the Class II Subordinated Limited Partners in the Net Income or the Proceeds of Liquidation of the Partnership or in any other allocation or distribution to be received by them from the Partnership pursuant to Article Eight hereof or otherwise may be reduced or increased or otherwise modified in accordance with this Section 11.12 without the consent or approval of (and without prior notice to) any Limited.

                  11.13 Revocable Trusts.
                        ----------------

                  Notwithstanding anything to the contrary herein contained, it is recognized that certain of the Partners are not persons but are revocable trusts ("Trusts"), the grantors of which ("Grantors"), except for the transfer of their partnership interests to (or the designation of) such Trusts created by them, would be the Partners. Thus, when used herein the phrases "General Partner", "Limited Partner", "Limited", "Partner", "Class I Subordinated Limited Partner" or "Class II Subordinated Limited Partner" shall be deemed, when the context hereof so requires (such as, without limiting the generality of the foregoing, death, disability or withdrawal of a Partner, gross negligent conduct of a General Partner, a General Partner receiving a guaranteed draw for services rendered, General Partner required submission of tax returns, sale by a General Partner of Retiring Interests after his 56th birthday) to be a reference to the Grantor of such Trust. In addition, to the extent that any General Partner has obligations or liabilities imposed upon such General Partner pursuant to this Agreement, then, if such General Partner is a Trust, such General Partner, by such General Partner's signature hereto (and the Grantor of such Trust by such Grantor's signature hereto), hereby agrees that said obligations and liabilities are also obligations and liabilities of such Grantor.

                  IN WITNESS WHEREOF, the undersigned has executed this Fifteenth Amended and Restated Agreement of Registered Limited Liability Limited Partnership effective as of the day and year first above written.

                    THIS AGREEMENT CONTAINS THE FOLLOWING
            BINDING ARBITRATION PROVISIONS WHICH MAY BE ENFORCED
                     BY THE PARTNERSHIP AND THE PARTNERS

                                  GENERAL PARTNER:


                                  ---------------------------------------------
                                           Douglas E. Hill

                                  GENERAL PARTNERS AS SHOWN IN
                                  THE BOOKS AND RECORDS OF THE
                                  PARTNERSHIP*

                                  LIMITED PARTNERS AS SHOWN IN THE
                                  BOOKS AND RECORDS OF THE PARTNERSHIP*

                                  CLASS II SUBORDINATED LIMITED PARTNERS
                                  AS SHOWN IN THE BOOKS AND RECORDS OF THE
                                  PARTNERSHIP*


                                  *By:
                                       ----------------------------------------
                                           Douglas E. Hill
                                           Attorney-In-Fact


Note: At the time of the signing of this Agreement there are no Class I Subordinated Limited Partners.